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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             August 27, 2004

                              Island Pacific, Inc.
                     (formerly known as SVI Solutions, Inc.)
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-23049                                         33-0896617
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(Commission File Number)                       (IRS Employer Identification No.)


19800 MacArthur Boulevard, Suite 1200, Irvine, California              92612
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(Address of Principal Executive Offices)                             (Zip Code)

                                 (949) 476-2212
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              (Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 8.01

On August 27, 2004, Island Pacific, Inc. ("Island Pacific"), concluded its annual meeting and announced that the proposal to amend its certificate of incorporation, to increase the number of shares of common stock it is authorized to issue to 250,000,000 shares, was approved by a majority of the outstanding shares. An aggregate of 53,426,925 shares, representing 86.8% of the outstanding shares entitled to vote, voted in favor of the proposal. The certificate of amendment to the certificate of incorporation effecting the increase to the authorized shares, which is attached as exhibit 3.1, was filed with the Delaware Secretary of State on August 27, 2004.

As a result of the increase to the authorized shares, the maturity date of the Secured Convertible Term Note issued to Laurus Master Fund, Ltd. dated July 12, 2004, automatically extended by its terms to July 12, 2007.

EXHIBIT INDEX

Exhibit No.       Description
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3.1               Certificate of Amendment to Certificate of Incorporation of
                  Island Pacific, Inc., dated August 27, 2004.

99.1              Press Release of Island Pacific, Inc., dated August 30, 2004.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                             Island Pacific, Inc.

Date: August 30, 2004                        By: /s/ Ran Furman
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                                                 Name:  Ran Furman
                                                 Title: Chief Financial Officer



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